Hecht & Associates, P.C.
                                Attorneys at Law
                         60 East 42nd Street, Suite 5101
                               New York, NY 10165
                                 (212) 490-3232
                               Fax: (212) 490-3263
                          WWW.SECURITIESCOUNSELORS.COM
                     Email: checht@securitiescounselors.com



CHARLES J. HECHT                                              Please Reply to:
CHRISTOPHER J. MCENTEE                                        CHARLES J. HECHT
PERRY J. NAGLE (OF COUNSEL)




                                                              September 26, 2001

Securities and Exchange Commission
Division of Corporation Finance
Office of Small Business Review
450 Fifth Street, NW - Room 3112
Washington, DC 20549

           Re:       VALESC INC.
                     -----------

Dear Sir/Madam:

           We have acted as counsel to Valesc Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 26,468,303 shares of the Company's common stock, par value $.0001 per share (the "Shares"), issued by the Company to the selling securityholders named in the Registration Statement as follows:

           (i) 24,220,000 Shares, that may be issued to Swartz Private Equity, L.L.C. ("Swartz") in accordance with the terms of an Investment Agreement between the Company and Swartz dated June 7, 2001, as amended on August 29, 2001 and September 26, 2001 (the "Investment Agreement") (including upon exercise of warrants which may be issued to Swartz in accordance with the terms of the Investment Agreement);

           (ii) 780,000 Shares issuable upon exercise of a warrant to purchase shares of the Company's common stock (the "Swartz Warrant") issued to Swartz as a commitment fee


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SEC
September 26, 2001
Page 2
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for entering into the Investment Agreement;

           (iii) 539,303 Shares issued to certain investors in the Company (the "Investor Shares");

           (iv) 429,000 Shares issuable upon exercise of warrants to purchase shares of the Company's common stock (the "Investor Warrants") issued to certain warrant investors named in the Registration Statement in connection with Debenture and Warrant Purchase Agreements;

           (v) 500,000 Shares to be issued to outside consultants and service providers ("Consultant Shares").

           In connection with the registration of the Shares, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, including but not limited to the Investment Agreement, the Debenture and Warrant Purchase Agreements, the Swartz Warrant, the Investor Warrants, the Registration Statement (including all exhibits thereto) and copies of resolutions of the Company's board of directors authorizing the issuance of the Shares and their registration pursuant to the Registration Statement.

           In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

           Based upon the foregoing, we are of the opinion that:

           (1) The Shares, when issued pursuant to the Investment Agreement, the Debenture and Warrant Purchase Agreement, Swartz Warrant and Investor Warrants, are validly authorized and, when (a) the pertinent provisions of the Securities Act and such "blue sky" and securities laws as may be applicable have been complied with and (b) such Shares have been duly delivered against payment therefor, such Shares will be validly issued, fully paid and nonassessable.

           (2) The Investor Shares are validly issued, fully paid and non-assessable.


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SEC
September 26, 2001
Page 3
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           (3) The 500,000 Consultant Shares (a) when issued pursuant to a duly and validly authorized and executed contract and (b) when duly delivered after the provision of services in payment therefor, will be validly issued, fully paid and nonassessable.

           We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

           The foregoing opinions relate only to matters of the internal law of the State of Delaware without reference to conflict of laws and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction.

                                              Very truly yours,

                                              /s/ CHARLES J. HECHT
                                              --------------------
                                              Charles J. Hecht

CJH/eb/920




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